Exhibit 99.1

Operator

Good day, ladies and gentlemen, and welcome to the discussion update on investigational drug Contrave conference call. My name is Amecia, and I will be your coordinator today. At this time, all participants are on listen-only mode. We will conduct a question-and-answer session towards the end of the conference.

(Operator Instructions)

I would now like to turn the call over to Heather Turner, the Company’s General Counsel. Please proceed.

Heather Turner - Orexigen Therapeutics, Inc. - General Counsel

Hello, and thank you for joining us to discuss the results of yesterday’s FDA Endocrinologic Metabolic Drugs Advisory Committee meeting. I’m joined on this call by Mike Narachi, Chief Executive officer; Preston Klassen, Senior Vice President and Head of Contrave Development; Jay Hagan, Senior Vice President, Corporate Development; and Graham Cooper, Chief Financial Officer.

Please note that all of the information discussed on the call today is covered under the safe harbor provisions of the Private Securities Litigation Reform Act. I caution listeners that during this call, the Company’s management will be making forward-looking statements. Actual statements could differ materially from those stated or implied by our forward-looking statements due to risks and uncertainties associated with the Company’s business.

These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company’s SEC filings, including the quarterly report on Form 10-Q that the Company filed on November 4th.

The contents of this conference call contain time-sensitive information that is accurate only as of the date of this live broadcast December 8th, 2010. Orexigen undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this conference call.

I will now hand the call over to Mike Narachi, our Chief Executive Officer.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Thanks, Heather. I’m going to keep it short today. And the purpose of this call is to answer your questions. But before that, I’ll make some brief remarks. Our long-term goal is to successfully bring obesity therapeutics to patients. We received valuable input from the committee and the open public forum speakers on the complex issues that must be addressed to achieve this goal. This was a very important step in our progress.

We’re eager - we’re extremely pleased with the quality of discussions that were held yesterday and the outcome of the panel. We look forward to continuing these discussions with the FDA and the leaders in the medical community to address the key elements that were highlighted at the panel meeting. Our main focus will be on the strategy to ensure appropriate use of Contrave in the intended patient population and evaluation of the benefits and outcomes in a post-approval setting.

I’m very proud of the way our team performed yesterday. This was the culmination of months of preparation to execute on a plan that we laid out earlier this year that included three key elements - engage the FDA early and proactively, take key issues of risk-benefit head on, and lay out a clear plan for risk management and the continued evaluation of Contrave in a post-approval setting. Our performance reflected the incredible effort of the entire contrive team, which includes Orexigen, Takeda, and many key advisors.

With that, we’d be happy to take your questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). And the first question comes from the line of Cory Kasimov with JPMorgan. Please proceed.

Cory Kasimov - JPMorgan - Analyst

Thank you. Good afternoon, guys. Thanks for taking the questions. And congratulations on the positive panel yesterday.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Thank you.

Cory Kasimov - JPMorgan - Analyst

My first question is I’m wondering if you can comment on how far along you feel you are with your REMS program following the information you got yesterday at the panel and how confident you are that both the REMS and other post-market commitments, such as a potential cardiovascular outcome study can be finalized by the January 31st PDUFA. And then I have a follow up after that.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, thanks for the question and the congratulations. The - let’s make sure we’re talking about REMS or risk mitigation. So let’s remember, in general, our risk mitigation plans we’ve laid out before has key elements. And Dawn Viveash laid it out. Labeling is part of that. The formal REMS, which we proposed as a med guide in the communication plan, and then other elements, like our appropriate use program and our education program - so the formal part of REMS, which will be part of the landscape of the regulatory process is actually the simplest part of that whole process. So we’re pretty far along with that.

Cory Kasimov - JPMorgan - Analyst

Okay. And then in terms of the planning for these, are there the other risk mitigation factors in the outcome study to further assess cardiovascular risk?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, so that’s something we also laid out I think the first time for investors in the Q2 earnings call here at Orexigen as part of our strategy. We always knew and in fact proposed proactively that ongoing evaluation in the post-marketing setting is an important part of lots of new therapeutics but we think in particular for obesity therapeutics.

So we have been engaged with the medical community leaders and the FDA on various ways of continuing the evaluation of an obesity therapeutic post-approval. Of course, there’s the usual let’s do additional trials, new indications, expand the experience and new populations, et cetera. We’ve talked about that. The central topic for yesterday, which was actually voted on, is how do we further the knowledge on benefit and outcomes in the field of obesity and then in particular for Contrave, given its profile.

And so that’s the discussion that we’ve been having. And we’ve been talking about various designs and innovative ways of accomplishing a goal that is in some ways very complicated because what we’re proposing to do is to study the intended treated - treatment population, the target population, where we’re aiming to treat in this primary prevention mode, where the event rates of cardiovascular outcomes and morbidity and mortality are quite low. So that drives very large sample sizes. So you need innovative approaches to do that.

And we’ve been in discussion with some of the best people in the world on this topic. So conceptually, we’re pretty far along. We’ve made specific proposals to the agency. The agency noted in their briefing book that they’re in discussions with us on this topic. And we feel great about where we are right now. And we feel great about the conversation held at the panel meeting yesterday because it was apparent to us that people are engaging together to figure it out and move the field forward.

Cory Kasimov - JPMorgan - Analyst

Okay. And then my follow-up question’s a bit off topic. But it’s a question I got a number of times today. And it’s - I’m wondering if the outcome of yesterday’s panel changes your thinking at all around the future development of your other obesity asset Empatic and whether or not you believe your balance sheet offers sufficient bandwidth to move this asset forward.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, great question. And thanks. And absolutely, it definitely impacts future of the Empatic program, our second obesity therapeutic. I think regulatory input on both the anticonvulsant component of our colleague’s product that’s in the topiramate phentermine compound. That helped us understand because our second product, remember, is a combination of bupropion and zonisamide. Zonisamide is an anticonvulsant.

Bupropion is the other part of the Contrave component. So input from the regulators on the safety profiles of both bupropion and anticonvulsants in general helps us understand key things about the development of Empatic.

So Empatic, yes, we consider that a viable candidate in our pipeline. And as far as the bandwidth, maybe I can let Jay Hagan talk about the partnering process that we plan to kick off. Empatic would be part of a partnering process that we plan to kick off in January, where we’re seeking partners for ex-North America for Contrave. And we would aim to put Empatic into a partnering process as well. Jay?

Jay Hagan - Orexigen Therapeutics, Inc. - SVP - Corporate Development, Strategy & Communications

Yes, hi. We, as Mike alluded to, plan to commence discussions now that we have that clarity about or more clarity about the viability and path forward. And we’d look to partner Empatic in order to move it forward with our partner’s input.

Cory Kasimov - JPMorgan - Analyst

All right. Great. Thank you very much.

Operator

And the next question comes from the line of Bill Tanner with Lazard Capital Markets. Please proceed.

Bill Tanner - Lazard Capital Markets - Analyst

Thanks for taking the questions. And congratulations on the panel. So, Mike, just on - obviously, very good at the outcome trial that the panel recommended that be done post-approval in understanding I guess it’s - the design of which is still in process, so don’t know how - the specifics you could provide. But just curious on when you think you might have some data from that trial. And then in the interim, would there be potentially breaks, either self imposed or FDA imposed on uptake that could potentially then be relaxed once the data begin to emerge.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Let me see if I understand the questions. The first one was just when would we have data from the benefit and outcomes trial. And the second was would information from that trial change, restrict - would information or lack of information restrict use.

Bill Tanner - Lazard Capital Markets - Analyst

Correct.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, the - since the design of the trial’s not known, just one of the key elements, of course, in any of these kinds of studies is that you can get an answer in a reasonable timeframe. So we would aim to be able to run the trial as simply as possible so that we can enroll it quickly and accumulate the data and assess the data as quickly as possible. But we don’t have specifics on that yet.

As far as the restricted use, no, we’re in discussions with the agency still on labeling, et cetera. So it’s premature to comment on any kind of labeling whatsoever. But at this point, we were - we heard a little bit of input on that yesterday from some of the panel members. But no, we’re not - we haven’t been talking about restricted use, other than the labeling that we proposed.

Bill Tanner - Lazard Capital Markets - Analyst

Right. Okay. Thanks.

Operator

And the next question comes from the line of Charles Duncan with JMP Securities. Please proceed.

Charles Duncan - JMP Securities - Analyst

Thanks, guys. And first of all, thank you for taking my question. And also, let me add my congratulations to a very clearly differentiated performance and outcome from yesterday.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Thank you.

Charles Duncan - JMP Securities - Analyst

Mike, my first question that I got today was in terms of efficacy. And this has been well vetted it would seem and discussed for a couple of years. But some folks were pointing out that perhaps you didn’t meet all of the criteria for approval and that maybe in some ways Contrave was comparable to Meridia. I know you’ve gone through that quite a bit. But could you offer us up just your perspective on that at this point?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, I’d be happy to. And thanks for asking the question. It’s challenging in a 90-minute presentation to clearly convey all of your key messages. Some of these things in a forum like that you need to convey in several different ways. So we had to pick our targets. One of the things that we did try to convey and always try to convey is the efficacy, of course, of Contrave.

The treatment paradigm that we’re seeking in the market is that people who initiate therapy on Contrave, first, we would select the right patients. And we laid that out yesterday. And one of those key elements, of course, is that they’re within the parameters of the label. But another key element is are they motivated to change. Are they motivated to enter into a weight-loss program, which is much more than the therapy itself?

Our data from our clinical trials, most of the studies incorporated a fairly standard diet and exercise recommendation and counseling. In that data, about half of the patients lost at least 5% of their weight by month four. And then that cohort would be the selected population where we would recommend continued therapy. And people who don’t lose 5%, we would recommend they discontinue therapy.

Contrave we believe would be a very successful therapy for the responders. And that’s where we’re focusing the therapy. So that population, responders of Contrave in our data lost about 12% of their body weight at the end of the year. And it’s a distribution. Some of those patients, in fact a third of those responders lost at least 15% of their body weight.

So the notion - and I think in the open public forum, one of the presenters did a good job. They showed a distribution of weight loss across the standard sort of weight-loss study. And of course, there are some patients who lose very little weight or even gain weight. And there are other patients who lose a lot of weight. So what we’re trying to do is concentrate the benefit to the responders where we think the efficacy will be very significant.

Charles Duncan - JMP Securities - Analyst

And do you think that you’ll be able to get that responders’ data actually called out on your label?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

[Doug], it’s early to speculate on the label. But there’s an example I think in the initial approval of sibutramine they also reported on - they had stopping rules. And they reported on responders.

Charles Duncan - JMP Securities - Analyst

Okay. And then with regard to the appropriate use program that you mentioned earlier, have you actually formally submitted that? Or is it necessary to formally submit that with the FDA?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, the appropriate use program is not what we would say is part of our formal REMS program. It’s more adjunctive to the whole education program and also kind of underscores the way that we want to guide and educate both patients, healthcare providers to use the product. But then what we’re offering is we’re offering into the therapy for Contrave a foundation of diet, exercise, and behavior modification.

And as we said in the panel meeting yesterday, one of the strongest examples of that ever done in a clinical trial we did in our study called COR-BMOD. And so what we’re trying to do with this is find a cost-effective way to deliver that to the patient population for Contrave at large, so using unique tools, like internet-based tools and tracking tools, counseling that they can achieve through sort of digital, telephone, Skype, et cetera, so very innovative state-of-the-art diet, exercise BMOD that would be part of it. That’s not, other than through DDMAC and other regulatory processes, that - it isn’t something that we would submit as part of an NDA review.

Charles Duncan - JMP Securities - Analyst

Okay. That makes sense. And have you been asked to submit or do you anticipate submitting any additional information beyond the standard stuff over the course of six weeks?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

No, I think the main elements that we’re aimed on moving forward with the agency are the regulatory components of the risk mitigation plan, like REMS, and then of course the clinical trial that we would expect to be a post-marketing requirement.

Charles Duncan - JMP Securities - Analyst

Okay. And final question is regarding the European strategy. When do you believe that you’ll be able to roll out perhaps a broader perspective on what you’re going to do about ex-US?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

I think the partnering process that the team is going to kick off in January will help that. But I want to make sure investors are thinking about - at least you understand our perspective. I don’t think this is a standard US, Europe are the two big markets. There are markets for obesity according to people that we have been talking about that know many of these ex-US markets. They’re very attractive. And it’s not necessarily Europe.

So maybe we need to think more broadly just about ex-North America strategy and ex-North America partnering for that effort. There are large markets in cosmopolitan South America, India, the Middle East, and parts of Asia that are equally or perhaps even more attractive than Europe itself.

Charles Duncan - JMP Securities - Analyst

And is that something perhaps you could elucidate more in the first quarter, first half? Or are you going to be adequately busy with your current US efforts?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

I think first quarter’s a good timeframe for us to roll out what we think the opportunity is there and how the partnering process would be run.

Charles Duncan - JMP Securities - Analyst

Thanks for the added information. And again, congratulations, a very nice result.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Thank you.

Operator

And the next question comes from the line of Phil Nadeau with Cowen & Co. Please proceed.

Phil Nadeau - Cowen & Co. - Analyst

Good evening. Thanks for taking my questions. And let me add my congratulations, very well done yesterday.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Thank you.

Phil Nadeau - Cowen & Co. - Analyst

Mike, my first question - I don’t know how to beat around the bush on this. There’s been a lot of questions today whether the trial will be - will need to be conducted pre- or post-approval. I think most are convinced by the 11-to-8 vote that it could be post-approval. But there’s still people that have InterMune present and fresh in their mind and wonder if the FDA could kind of go against the panel’s recommendation.

I’m not asking you to speak for the FDA. But I’m sure no one paid more close attention to the discussion and the debate among the panelists yesterday than you. So just wondering your perspectives and what gives you confidence that the CV study will be able to be done post-approval.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, thanks for the question. And this was part of the strategy and the challenges for having the discussion that was held successfully yesterday. I think when you - you have to ask yourself what is the question we’re trying to ask. And when you come to grips with the question that we’re trying to ask, it’s one of long-term benefits and outcomes in the obesity space, which is tied not only to the drug that we’re using but also just the question of what’s the benefit of weight loss with pharmacotherapy. I think that’s what we heard yesterday that we actually want to answer a big question.

And we feel and made a case that the benefits of Contrave, coupled with the risks, which are generally known and well characterized from the constituent drugs and the, in our opinion, profound efficacy for the target population of responders, it makes sense to us to seek an approval now and answer that larger question in really what’s the only practical way of doing that. And that would be in the post-approval setting.

So if it was something more specific or targeted that we could answer that was critical to just whether or not we can make a risk-benefit decision now on Contrave, I think that’s a different question. But I think what the panel wanted and endorsed was to address the larger question in a post-approval setting.

Phil Nadeau - Cowen & Co. - Analyst

Okay. Fair enough. And my second question is on the cost of the CV study. I’m wondering if you can give us any preliminary idea of how much such a study would cost and also what would be Orexigen’s share of those expenses. It’s unclear from the language around your Takeda deal exactly what your obligations are around a post-approval safety commitment such as this.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, I’ll let Graham clarify the cost share. And then we’ll come back to estimating what it’ll cost, which obviously it’s premature to do that. But I’ll let Graham cover cost share.

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Sure. So, Phil, the first $60 million of development expense, as you saw in our original disclosure, will be borne by Orexigen, offset by about $45 million in milestones that get paid over the next three or so years post-approval.

Beyond that, we have indicated that the split will be 75% or a greater share - 75% by Takeda, 25% by Orexigen, or a greater share by Orexigen in the case of certain safety studies. And that range, to define that range a little better for you, is 50% to 75%.

Phil Nadeau - Cowen & Co. - Analyst

Okay. So yes, so you could potentially have to bear 50% of the burden of the CV study. Is that - ?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Yes.

Phil Nadeau - Cowen & Co. - Analyst

Okay. Great.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, and, Phil, the question of the cost or just this topic in general, I was asked yesterday was this requirement for a large outcome study a surprise to you. And I said no. And this is something that we’ve been talking about for awhile, the need for post approval or post marking evaluation of Contrave. And I think for obesity therapeutics in general - and it’s been a challenge in the field. And I think this is a way forward that we’re really excited about. We couldn’t be happier with the result. It was phenomenal that we were able to have that kind of a complicated conversation and come to some form of consensus that now we have a path forward and we can go move on it.

The kind of study that needs to be done, maybe I’ll let Preston Klassen talk a little bit about the concepts. But I also want to make sure people understand this is something that we proposed. We put this on the table as part of our overall package and thought it was necessary and not only with the agency but also in our partner dialogue when we moved through the partner process last year. So this is nothing new to us or to our partner or the agency. Preston?

Preston Klassen - Orexigen Therapeutics, Inc. - SVP - Global Contrave Team

Thanks. So we have had preliminary communication with the FDA about a study. And we’re in design discussions now with, as Mike said, leaders in the field in terms of clinical outcomes trials. And it clearly is premature to talk about specific study design. And that’s, of course, what will drive overall cost. But what I can say is that, in general, the drivers of trial complexity and cost really tend to be related to factors that are usually not solely focused on a primary objective. And we do think that the right kind of study can be designed that is streamlined.

We think there are a number of examples of large outcome trials that are in fact streamlined and that we can come up with one that’s both informative and, frankly, transformative in terms of the obesity field in general as well as being affordable and practical and feasible from an implementation perspective.

Phil Nadeau - Cowen & Co. - Analyst

Great. Thank you for taking my questions. And congratulations, again.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Thanks, Phil.

Operator

And the next question comes from the line of [Greg Bolan] with [Warsash]. Please proceed.

Greg Bolan - Warsash - Analyst

Thanks. Hey, guys. High five on the Herculean job.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

All right. Thank you.

Greg Bolan - Warsash - Analyst

Given what you’re thinking about in terms of participating in the - or cost sharing on the extended trials, what do you guys think you’re going to need in terms of capital and timing?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, I’ll let Graham take that question. But in general, we think we’re sitting good. But, Graham?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Yes, so, Greg, let me just remind you that we will expect to receive milestones of up to $100 million between now and commercial launch. We had about $100 million on the balance sheet as of September. So as Mike indicated, we feel like we’re at a very good position from a balance sheet standpoint and have no need or intension to finance anytime in the foreseeable future.

Greg Bolan - Warsash - Analyst

Great. Thanks, guys.

Operator

And the next question comes from the line of Corey Davis with Jefferies. Please proceed.

Unidentified Participant

Hey, guys. This is [Orin] for Corey. Congrats, again. Just had a quick question - there was some discussion during the panel about concerns that perhaps the Wellbutrin label as it stands today is not even sufficiently warning of seizure risk, for example, and maybe they should be elevated. And the FDA said, hey, that’s something we can discuss in house. It would involve different divisions. Do you think that’s remotely a real possibility that the known profile of Wellbutrin today might be a different profile by the time it makes it into your product label?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, let me see if I understand the question. So there was a discussion around seizure risk with bupropion and the concern that, quite frankly, I didn’t fully understand but we didn’t have time to o into it at the panel. The way we feel about it in general is that there’s a known risk of seizure at a fairly low event rate with bupropion. It is being managed well in the marketplace today and the 6 million Americans that are on bupropion products today.

So I wasn’t quite sure I understood the difference in the conversation that occurred yesterday between what might happen once Contrave with bupropion in it goes on the market versus the 6 million people on it today. So I didn’t quite understand that. I’ll let Preston - because he spent quite a bit of time with neuropsych experts over the last few weeks. And I think he has a good perspective on the topic in general.

Preston Klassen - Orexigen Therapeutics, Inc. - SVP - Global Contrave Team

Sure. Thanks. So again, it’s premature to discuss specific labeling. But we do know that bupropion has a very established profile for seizures. That rate is low. It’s about 0.1% at doses of around 300 milligrams. And it’s really the higher doses up to 450 or around 450 milligrams of the immediate release that were associated with higher rates. And so this rate of 0.1%, which is very similar to what we saw in our overall program, our program was less than 0.1%, it’s similar to what you see with many other antidepressants.

And we don’t think this has been a problem in terms of the overall use of bupropion. And frankly, bupropion is a commonly prescribed antidepressant. As Mike already mentioned, 6 million patients are on it today. And it’s the most common agent used in patients with depression who are obese.

Unidentified Participant

Thanks. And I guess a more practical question, just disregarding how expensive this post-approval trial might be, can you give us any sense of the sort of cash burn run rate we’re at now and would be expected to be between now and whenever approval might come?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, I’ll let Graham take that question.

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Yes, so we have been on a run rate of about $12 million to $15 million a quarter for the past year or so. I think that the burn rate certainly hasn’t gone up as a result of our partnership that we announced in September. And I would - we haven’t given guidance for 2011 yet. But I would think that that range is still applicable, probably toward the lower end of it.

Unidentified Participant

Thank you.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

And maybe to help with that, just to remind you of some of the partnership sharing for commercialization in North America, our partner would bear majority or almost all or all of the commercialization cost, which are the things that you would expect to increase. And then there’s the R&D or the development cost. And Graham’s already outlined the cost share on those elements.

And then on the income side, we mentioned the potential milestones. And then that would be followed by royalties. And then we also mentioned the partnering process that we’re about to kick off. So on - I’m not sure if you’re asking a need to finance question or if you’re asking just a sort of a P&L question.

Unidentified Participant

Well, I’m wondering. Has there been any progress on the chances of a co-promotion deal?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

In which region?

Unidentified Participant

In North America.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, we signed a partnership agreement with Takeda last year.

Unidentified Participant

I just thought that was an option. I wasn’t sure if you had decided to pursue that or not.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Okay. You’re asking about whether or not we might co-promote - exercise our co-promote option in the US.

Unidentified Participant

Yes.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, and the answer is no, not at launch. It’s not our expectation. And our plan would be to get a read on the Contrave sales adoption curve in order to make ROI decision on whether or not to execute on that co-promote option.

Unidentified Participant

Thanks a lot.

Operator

(Operator Instructions). And the next question comes from the line of Adam Cutler with Canaccord. Please proceed.

Adam Cutler - Canaccord Adams - Analyst

Hi. Thanks for taking the question. And congratulations. Wondering - I apologize. I joined the call a little bit late. But I’m wondering if you can just tell us what your expectation is for what happens around PDUFA date. And is it possible that you’ll be able to submit all of the additional information that you need to between now and January 31st that could then potentially just trigger an extension to the review period? Or is it your expectation that you might get a complete response letter that just asks for the additional information the FDA may need about post-marketing commitments, REMS, et cetera?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, thanks, Adam. And thanks for the congratulations. The first step for us is to go back to the agency and have a solid discussion based on the fantastic meeting that we had yesterday and have a dialogue with them about [that]. As you outlined, we have our PDUFA on the 31st. And there are several options there, first-cycle approval, requirement for more information, like some elements of the REMS, the post-approval study, and whether or not that information goes in earlier or it goes in late. So I think you laid out the three paths.

I think if you just look - forget about the Contrave program, which we can’t comment on specifically. But if you look at what’s been typically happening, as people are being asked to submit updates to REMS or any post-marketing requirements, then that triggers either a type I or a type II resubmission and adds some time to the clock. And those reviews don’t necessarily take the full time that’s on that clock. But I think you laid out the range of options.

But we don’t have any detail on which pathway we are on, the shortest one or perhaps the longer one. But even the longer one would just take us out to the middle of next year. So we feel really good about all of the options.

Adam Cutler - Canaccord Adams - Analyst

Okay. Great. And then one other question is what are you and Takeda doing to prepare for a commercialization between now and whenever that approval might come? And have those plans changed? Or do you think they’re likely to change at all based on what you heard yesterday?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, first, I’ll say that from the time that we entered into the partnership agreement, there was just this tremendous groundswell of activity, obviously, all hands on deck, at Orexigen. But Takeda jumped in exquisitely immediately. And they’ve been - the whole teams have been working fantastically together. And they’ve been a tremendous partner, a lot of commitment and dedication to the space. And it’s just been phenomenal to see. So there has been hundreds of activities.

As we outlined in the partnering process, we structured it so that the partnership could culminate or be consummated on time to get ready for a high-quality commercial launch, which we targeted around the middle of next year. So everything’s moving according to that plan. And you can just imagine what it would take to successfully commercialize an obesity product. And all those things are going forward.

What we learned yesterday doesn’t change much in the overall plans. It adds a lot of color. It added some endorsement to the proposals that we had for successful commercialization of an obesity product. But I don’t think it materially changes the commercialization plan.

Adam Cutler - Canaccord Adams - Analyst

Okay. Great. Thanks. And maybe if I can just ask one other question, does anything that you heard yesterday have any impact on the future path forward with Empatic in your view?

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, it does. I think it definitely kind of encourages us to go forward. Just a review of what I said a little bit earlier was Empatic, for those who don’t know, is a combination of bupropion and zonisamide. Zonisamide’s an anticonvulsant. So this year, we’re able to learn through the regulatory reviews some points of view on how the agency and the advisors think of the profiles of bupropion and anticonvulsants in general, which we think we can generalize some parts of to Empatic. And so we’re encouraged by it. And we plan to move forward with Empatic. And it’s part of the partnering process that we’re kicking off in January.

Adam Cutler - Canaccord Adams - Analyst

Great. Thanks a lot. And congrats, again.

Operator

And the next question comes from the line of Joshua Schimmer with Leerink Swann. Please proceed.

Joshua Schimmer - Leerink Swann - Analyst

Hey. Thanks for taking the question. And my congrats as well for cracking the code to endocrine panels. Just two quick questions - one, a number of the panelists were concerned about a timely start to a cardiovascular kind of study, not so much about before or after approval but ensuring it was done in a timely fashion. So maybe you could talk about what options you have to ensure that that timely start to address those panel concerns.

And second question, on the co-development spend with Takeda, is there an annual cap to how much you would spend in any given year on Contrave ongoing development? Thank you.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes, hey, thanks, Josh. And someone just whispered to me, yes, we feel great about, as you said, cracking the code. I think what it was is we were able to actually have that dialogue, which was a complicated and important dialogue with that group of people, which we feel really good about getting that started. And we feel excited about continuing that dialogue with both the agency and the medical community.

Someone also said that that was the first positive advisory committee vote for an obesity therapeutic in 13 year, for an obesity prescription therapeutic in 13 years. So we feel great about that.

I’ll let Preston take the first part of your question on I think it was timing. And then I’ll let Graham just reiterate the sort of cost-sharing element in the contract.

Preston Klassen - Orexigen Therapeutics, Inc. - SVP - Global Contrave Team

Sure. Thanks. And this’ll be very short. It’s, of course, premature to discuss specific aspects around what the timelines might look like. But of course, those timelines would be agreed to with the agency. And that’ll be part of the discussion process moving forward. The key feature, of course, is going to be finalization of study design and then quite simply execution. And I think we’ve got a great track record of being able to execute. And so we’re going to come up with a plan that’s appropriate.

But again, specific comments around the actual timing would be premature. But we are committed to a collaborative dialogue with the agency that we have already established. That was pretty clear at the panel and laying out what the path is and when the study should start is going to be part of that process.

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

And on the cost side, Josh, again, we’ll share between 25% and 50% of the development cost after the first $60 million. There is no cap per se on either side. But that cost split would apply at any level.

Joshua Schimmer - Leerink Swann - Analyst

In terms of ongoing development or ongoing studies or new studies, are they jointly agreed to by Orexigen and Takeda? Or who kind of controls that?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Yes, they would need to be agreed to through the joint development committee.

Joshua Schimmer - Leerink Swann - Analyst

Okay. Got it. Thank you very much.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

Yes.

Operator

And the next question comes from the line of Steve Byrne with Bank of America. Please proceed.

Steve Byrne - Bank of America/Merrill Lynch - Analyst

Hi. Preston, when you mentioned that the size of the post-approval cardiovascular study could be in the range of 10,000 to 30,000 patients, were you thinking more along the lines of an observational study or a randomized control trial, as several of the panelists requested or commented on in their final remarks?

Preston Klassen - Orexigen Therapeutics, Inc. - SVP - Global Contrave Team

Yes, thanks for the question. I should be clear. And we were clear at the panel. In our briefing document, we discussed a variety of options to think about data collection, one of which would be an observational prospective cohort that we are planning to do in the early stages. But that is very different than an outcomes investigation. The outcomes investigation itself will be a randomized controlled trial design. And that’s what we discussed at the panel. And so we were pretty clear or had been pretty clear on that with the agency. It wasn’t exactly clear from some of the panel members’ comments. But it is clear in our mind.

And so the drivers of what that sample size looks like as actually [Dr. Hyatt] very adequately discussed during the panel is all a matter of the patient population you’re enrolling, what the event rate is, and what you anticipate finding in terms of how you’re powering the study and what risk level you’re looking for. And so there’s a - just the short answer is there’s a number of different parts of the equation that come together. But I try to give a ballpark and wide estimate for what we might be looking at.

Steve Byrne - Bank of America/Merrill Lynch - Analyst

Okay. Thank you. You also commented with respect to the seizure risk that in the controlled release formulation of bupropion in Contrave that the Cmax is actually lower than it is in the immediately release. Can you comment on how material is that? And is it likely to be meaningful with respect to the seizure risk?

Preston Klassen - Orexigen Therapeutics, Inc. - SVP - Global Contrave Team

Well, we - so the Cmax is a parameter that is felt to be very important in terms of the overall seizure risk. Of course, overall exposure area under the curve is a factor as well. And when you look at that, as [Dr. Denayovich] discussed during the panel, that’s at around the range of 330 milligrams compared to the - or of the commercially available bupropion sustained release.

So the bottom line is we’re in the lower end of the dosing range for bupropion. And as you would expect, we saw a seizure event rate in our program of over 3,200 patients exposed across the safety dataset of less than 0.1%. And that’s what you would expect based on the literature. So we’re right in line from that perspective.

And I just want to go back to one comment around the design of the trial and overall sample size again. We talked earlier about what that might mean in terms of cost. And we are focusing on a very streamlined approach, so a study that would really focus in on the appropriate hard clinical endpoints. We think that’s what’s needed. And we think there are a variety of ways to make sure that that’s done in an affordable and feasible manner.

Steve Byrne - Bank of America/Merrill Lynch - Analyst

And just last one for you, Preston, [Dr. Ragowsky] was expressing the need for more criteria for patient exclusion due to seizure risk. If you could’ve commented to his remarks, could you add anything to that or provide any suggestions on how to beef up those exclusion criteria to try to reduce the potential for seizure risk?

Preston Klassen - Orexigen Therapeutics, Inc. - SVP - Global Contrave Team

Yes, frankly, I don’t know that I would’ve necessarily commented at the panel on that. But the - what I can say is just to reiterate that, while it’s premature to discuss specific labeling, kind of our general approach is certainly to anchor on the existing language that’s conveyed on the label to the individual products, naltrexone and bupropion. And what we know about the seizure rate and experience of bupropion in the clinical experience today, over 20 years in millions and millions of patients is that it hasn’t not constrained the use of bupropion. It’s appropriately managed by physicians. The rate of seizures has actually be examined in a number of large investigations. It’s very consistent with what is reflected in the labeling. And I believe it’s something that physicians know how to manage.

And what we actually see in terms of, again, that 0.1% event rate is on the order of what you see with other antidepressants. So we just really don’t see that as an issue that has constrained the use of bupropion today.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

And maybe just on - this is Mike - maybe just underscoring it one more time, I think what we would expect to see with Contrave in the market is what’s been seen for the last 25 years with bupropion. And we’re not seeing - of course, the concerns that Dr. Ragowsky raised are legitimate and valuable, that that event rate of seizure, that increase, that small increase above the background rate is what we would expect. But we’re not reading in errors report about people having seizures while swimming or driving cars, et cetera, that are driving problems with bupropion or many of the other centrally acting drugs that have very similar profiles.

Steve Byrne - Bank of America/Merrill Lynch - Analyst

Thank you.

Operator

And the next question comes from the line of Corey Davis with Jefferies. Please proceed.

Corey Davis - Jefferies & Co. - Analyst

Thanks. Actually, my question’s been asked.

Operator

(Operator Instructions). Ladies and gentlemen, this concludes the question-and-answer session for today’s call. I would now like to hand the call over to Mike Narachi for closing remarks.

Michael Narachi - Orexigen Therapeutics, Inc. - CEO

All right. Well, thanks very much for joining us on the call today. And we appreciate all of your support to date and look forward to continuing to update you on our progress as we move forward with the Contrave program.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect.

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